CONFLICT MINERALS REPORT OF SNAP ONE HOLDINGS CORPORATION
FOR THE PERIOD FROM JANUARY 1 TO DECEMBER 31, 2023

Background

This Conflict Minerals Report of Snap One Holdings Corporation has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (17 CFR 240.13p-1) (the “Rule”) promulgated by the Securities and Exchange Commission (“SEC”). Unless the context indicates otherwise, the terms “Snap One,” “we,” “its,” “us” and “our” refer to Snap One Holdings Corporation and its consolidated subsidiaries.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. These specified minerals, which we collectively refer to in this Report as “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, namely tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and adjoining countries, namely the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Under the Rule, if 3TG Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by a company, the company is required to conduct a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary 3TG Minerals in those products originated in the Covered Countries and whether any of the necessary 3TG Minerals may be from recycled or scrap sources. If, as a result of the RCOI, a company knows or has reason to believe that any of the necessary 3TG Minerals in its supply chain may have originated in the Covered Countries, and may not be from recycled or scrap sources, then the company must perform due diligence on the 3TG Minerals’ source and chain of custody.

Company Overview

    Snap One powers smart living by enabling professional integrators to deliver seamless experiences in connected homes and businesses where people live, work, and play. Snap One empowers its network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. We offer an end-to-end product ecosystem delivered through our online portal and local branch network and further bolstered by our value-added services and digital solutions. We serve a network of professional do-it-for-me (“DIFM”) integrator customers. We provide these integrators with a suite of connected, infrastructure, entertainment, and software solutions that deliver exceptional smart living experiences to the end consumer and are accompanied by our award-winning support.

Description of the Products Covered by this Report

This Report relates to Snap One’s products:
(i)for which 3TG Minerals are necessary to the functionality or production of the products;
(ii)that were contracted to be manufactured by Snap One; and
(iii)for which the manufacture was completed during calendar year 2023.

These products are referred to in this Report collectively as the “Covered Products.”

Supply Chain Overview

Snap One does not directly manufacture its Covered Products, but instead relies on contract manufacturers to fabricate its Covered Products and their components. Thus, Snap One is completely removed from the sourcing and mining of 3TG Minerals. We do not purchase any 3TG Minerals directly from mines, smelters, or refiners. Snap One’s supply chain with respect to Covered Products is complex, and there are typically additional third parties in the supply chain between the manufacturer of the Covered Products and the original sources of the 3TG Minerals used to make the Covered Products’ component parts. Therefore, we must rely on our contract manufacturers and suppliers to provide information regarding the origin of 3TG Minerals in the Covered Products as discussed below.

Reasonable Country-of-Origin Inquiry and Due Diligence Performed

Snap One has conducted a good faith RCOI regarding the 3TG Minerals that was designed to determine whether any of 3TG Minerals in our Covered Products originated in Covered Countries and/or whether any 3TG Minerals may be from recycled or scrap sources. In order to conduct this RCOI, Snap One identified the suppliers providing products and components that may contain 3TG Minerals (the “Identified Suppliers”), and requested that each Identified Supplier complete and return the Conflict Minerals Reporting Template (“Template”) created by the Responsible Minerals Initiative (“RMI”), which provides a standardized method for companies to collect representations, statements, and data from their suppliers related to the presence, use, source, and chain of custody of the 3TG Minerals.

As a result of the RCOI, Snap One has reason to believe that a portion of the 3TG Minerals in its Covered Products may have originated in the “Covered Countries” and that these necessary 3TG Minerals may not be from recycled or scrap sources, Snap One therefore also performed due diligence on the source and chain of custody of the necessary 3TG Minerals. Snap One designed its due diligence process based on the due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, (the “OECD Framework”), taking into account Snap One’s distance in the supply chain from the direct procurement of 3TG Minerals. We describe our due diligence process in greater detail below.

Description of Due Diligence Measures

Snap One integrated OECD’s Five-Step Framework into its due diligence measures as described below.

1. Establish Strong Company Management Systems

Snap One has a Conflict Minerals policy that outlines its commitment to promote responsible sourcing practices and promote the use of conflict-free minerals in our supply chain (the “Conflict Minerals Policy”). This policy is available on our website athttps://www.snapone.com/legal. Snap One formed a cross-organizational committee (the “Committee”) to manage our compliance program with respect to our Covered Products. The Committee includes representatives from our finance, legal, and supply chain teams. The Committee met periodically over the course of 2023 and the first part of 2024 to review Snap One’s supply chain with respect to our use of components containing 3TG Minerals in 2023. Members of Snap One’s executive team have oversight authority over the Committee.

The Committee is responsible for communicating with our suppliers to encourage reporting, including completing and returning the Template created by RMI and maintaining an internal electronic database of business records relating to 3TG Minerals due diligence, including supplier responses, and spreadsheets containing aggregate data and analysis.

If any investor or supplier has any concern about Snap One’s Conflict Minerals Policy, they may contact Snap One via its confidential reporting hotline at (855) 495-2760. Alternatively, they may reach out to Snap One’s board of directors in the manner described in Snap One’s Annual Proxy Statement.

2. Identify and Assess Risk in the Supply Chain

Snap One requested that each Identified Supplier use the Conflict Minerals Reporting Template to identify their respective smelters and refiners in the supply chain, and the country and mine of origin, of the 3TG Minerals used in our Covered Products. To help suppliers understand Snap One’s expectations, and to facilitate supplier responsiveness to Snap One’s inquiry, Snap One provided detailed instructions on completing the Template with specific references to the information required for our analysis.

A total of 172 out of our 234 suppliers were classified as Identified Suppliers and were contacted as part of the due diligence process. Out of 172 Identified Suppliers, Snap One received responses from 126 of the Identified Suppliers. In instances where an Identified Supplier failed to return a completed Template, we had follow-up discussions and/or sent repeat requests for a completed Template. Furthermore, in a number of instances Snap One received Templates containing incomplete information regarding the facilities used to process 3TG Minerals in supplier parts, and insufficient information regarding the mines or sources of origin of those 3TG Minerals. Some Identified Suppliers responded on a company-wide basis when a more tailored response was requested.

Snap One aggregated the information received by Identified Suppliers but did not conduct its own supply chain audits. Rather, Snap One relied on the information provided by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI to help assess the due diligence conducted by the identified smelters and refiners and to evaluate their conformant status. The RMAP identifies smelters and refiners that source only conflict-free minerals, as established by an independent third-party audit complying with the RMAP’s assessment protocols. In particular, we compared the smelters and refiners used by our Identified Suppliers against the list of facilities that received a “conformant” designation through the RMAP.

3. Design and Implement a Strategy to Respond to Risks

Snap One encourages its Identified Suppliers to promote responsible sourcing practices for any 3TG Minerals used in our Covered Products, through its Conflict Minerals Policy, its Supplier Commitment Program requiring compliance with our Partner Code of Conduct, our contractual provisions in our supplier agreements requiring that our suppliers comply with all applicable conflict mineral laws, and interaction with its Identified Suppliers. Snap One determines on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence. Potential outcomes typically include continuing to work with the supplier while identified risks are addressed but could also include looking for alternative sources and restricting or terminating our relationship with the supplier. As we assess these relationships, we also take additional factors into consideration including supplier size and capabilities, whether alternatives are reasonable and economically available, transition costs, and Snap One’s dependence on the Identified Supplier.

4.   Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Snap One does not have any direct relationships with any smelters or refiners in its supply chain, and it did not perform or direct audits of any entity within its supply chain. As an alternative, the Company has relied on publicly available information, principally including information provided by the RMAP, the independent third-party audit program discussed above.

5.   Report on Supply Chain Due Diligence

As required under the Rule, Snap One has timely filed our Form SD with the SEC for the 2023 Reporting Period, which contains this Report as an exhibit, and we have posted this Report on our website    at https://investors.snapone.com/financial-information/sec-filings.

Due Diligence Outcome

Based on the information gathered in connection with our due diligence efforts, given that not all smelters identified by our Identified Suppliers were certified as “conformant” by the RMAP, including a smelter in a Covered Country, and that a number of Identified Supplier responses regarding the sources of raw materials for the Covered Products were determined to be uncertain, or incomplete, Snap One cannot conclude that all 3TG Minerals in Covered Products are “DRC conflict free” pursuant to the Rule.

The statements above are based on the RCOI process and due diligence performed in good faith by Snap One as described above, but as noted, Snap One is a downstream entity, and does not purchase 3TG Minerals directly from mines, smelters, or refiners. Tracing these minerals to their sources is a challenge that requires Snap One to rely on its Identified Suppliers in its efforts to achieve supply chain transparency. A number of factors could impact the completeness and accuracy the information provided in this Report. These factors include, but are not limited to, incomplete product content information, gaps in Identified Suppliers’ data, gaps in smelter data, errors or omissions by Identified Suppliers in their reporting, failure to accurately identify all Identified Suppliers and the appropriate persons to contact at each Identified Supplier, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict-free smelter audits, Covered Countries sourced materials being declared secondary materials, and smuggling of the 3TG Minerals to countries beyond the Covered Countries.

Identified Smelters and Refiners

While 86 of Snap One’s Identified Suppliers provided information for the products they supply to Snap One, 40 of the Identified Suppliers provided this information on a company-wide basis. When the Identified Suppliers provided product-level information, Snap One listed the smelters or refiners identified in Schedule 1 of this Report. When the Identified Suppliers provided only company-level information, Snap One determined it did not have sufficient information to reasonably identify the particular smelter or refiner that processed the 3TG Minerals component contained in the Covered Products, and thus did not include those smelters or refiners in Schedule 1. In addition, the smelters and refiners listed on Schedule 1 include only those reported entities that were listed on the RMI Standard Smelter List tab of the Template with a current smelter identification number, which Snap One used to determine bona fide smelters and refiners.

Of the 86 Identified Suppliers, 25 indicated that they do not use any 3TG minerals (tin, tungsten, tantalum and gold), so the smelter data reported below comes from the 61 Identified Suppliers that indicated they do use 3TG minerals in their component products. Based solely on information provided by these Identified Suppliers and the RMAP, of the 313 smelters and refiners listed on Schedule 1, 273 have been certified as “conformant” by the RMAP. Of the smelters located in Covered Countries, 1 smelter has been listed as “non-conformant” by the RMAP.

Identified Countries of Origin of Necessary 3TG Minerals

Schedule 2 of this Report lists the countries of origin of the necessary 3TG Minerals provided to us in the Templates of Identified Suppliers which reported product-level information.

Future Due Diligence and Risk Mitigation

Snap One expects to take the following steps, among others, to continue to improve its due diligence and further mitigate the risk that the necessary 3TG Minerals in Snap One’s products could benefit armed groups in the Covered Countries, including:

1. Snap One intends to continue to work with Identified Suppliers that provided incomplete or insufficient information, or were unresponsive to the information request, in an effort to obtain complete and accurate information.

2. Snap One intends to reiterate its request that all Identified Suppliers complete the Template by providing product- or component-specific information and provide responses that identify materials down to the smelter and countries of origin of the 3TG Minerals.

3. Snap One intends to continue to provide education for employees who are involved with material, component, and supplier selection.

4. Snap One will determine on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence; which may include continuing to work with an Identified Supplier that has listed smelters as “non-conformant” while identifying and addressing risks or looking for alternative sources and restricting or terminating our relationship with the supplier.

Cautionary Note on Forward-looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may," “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning additional steps that we intend to take to mitigate risk. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements concerning additional steps we intend to take to improve our due diligence processes and to engage more productively with our suppliers to mitigate the risk that our necessary 3TG Minerals may benefit armed groups in the Covered Countries.

These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of Snap One’s management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Snap One’s control. Snap One’s actual actions or results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Snap One’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the company from time to time with the SEC. The forward-looking statements included in this Report represent Snap One’s views as of the date this Report was filed with the SEC. Snap One anticipates that subsequent events and developments may cause its views to change. Snap One has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Snap One’s views as of any date subsequent to the date of filing of this Report.

Schedule 1

Smelter and Refiner Information

Metal	Standard Smelter Name	Smelter Facility Location: Country	RMAP Conformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA[1]	Nonconformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Augmont Enterprises Private Limited	INDIA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Conformant
Gold	Dijllah Gold Refinery	FZC UNITED ARAB EMIRATES	Nonconformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Nonconformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Nonconformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Conformant

Gold	Guangdong Jinding Gold Limited	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Industrial Refining Company	BELGIUM	Nonconformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Nonconformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Nonconformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Nonconformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sudan Gold Refinery	SUDAN	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Nonconformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	WEEEREFINING	FRANCE	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Nonconformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Nonconformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Nonconformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Nonconformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Nonconformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Nonconformant
Tin	CV Gita Pesona	INDONESIA	Nonconformant
Tin	CV United Smelting	INDONESIA	Nonconformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Nonconformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Nonconformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Nonconformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Nonconformant
Tin	Jiangxi Jiangwu Cobalt Industry Co., Ltd	CHINA	Nonconformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Nonconformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Jiangxi Rui da Xinnengyuan Technology Co., Ltd.	CHINA	Nonconformant
Tin	Luna Smelter, Ltd.	RWANDA[1]	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Nonconformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	New Providence Metals Marketing Inc.	CANADA	Nonconformant
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Nonconformant
Tin	PT Inti Stania Prima	INDONESIA	Nonconformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Nonconformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Nonconformant
Tin	PT Timah Nusantara	INDONESIA	Conformant

Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Smelter not listed	INDONESIA	Nonconformant
Tin	Soft Metais Ltda.	BRAZIL	Nonconformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	Nonconformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Copper Industry Co., Ltd.	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Nonconformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Nonconformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Nonconformant

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIETNAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Conformant
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Conformant
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Nonconformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Nonconformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Nonconformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Nonconformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant

1 We identified two smelters or refiners located in a Covered Country, one of which has been certified as RMAP conformant.

Schedule 2

Countries of Origin

Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Morocco
Brazil	Mozambique
Burundi[2]	Myanmar
Cambodia	Namibia
Canada	Netherlands
Chile	Niger
China	Nigeria
Colombia	Peru

Democratic Republic of Congo[2]	Portugal
Djibouti	Republic of the Congo[2]
Ecuador	Russian Federation
Egypt	Rwanda[2]
Estonia	Sierra Leone
Ethiopia	Singapore
France	Slovakia
Germany	South Africa
Guyana	Spain
Hungary	Suriname
India	Switzerland
Indonesia	Taiwan
Ireland	Thailand
Israel	United Kingdom
Japan	United States
Kazakhstan	Vietnam
Korea	Zimbabwe
Laos

2 All the smelters or refiners that reported these Covered Countries as a source of 3TG Minerals were also certified as RMAP conformant. Note however that not all smelters in Covered Countries reported their Countries of Origin, including the non-conformant smelter in Uganda listed in Schedule 1.